UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report:
July 19, 2005

(Date of Earliest Event Reported: July 18, 2005)

EL PASO PRODUCTION HOLDING COMPANY

(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	333-106586 (Commission File Number)	76-0637534 (I.R.S. Employer Identification No.)

El Paso Building
1001 Louisiana Street
Houston, Texas 77002

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (713) 420-2600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 7.01 Regulation FD Disclosure
Item 8.01 Other Information
Item 9.01. Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
Stock Purchase Agreement
Slide Presentation dated July 19, 2005
Press Release dated July 19, 2005

Item 1.01 Entry into a Material Definitive Agreement.

     On July 18, 2005, we entered into a definitive Stock Purchase Agreement to acquire all of the outstanding stock of Denver-based Medicine Bow Energy Corporation for $814 million in cash. Medicine Bow is a privately held company with an estimated 356 billion cubic feet equivalent (Bcfe) of proved reserves, mostly in the Rockies and East Texas. The transaction will be effective July 1, 2005 and is expected to close during the third quarter of 2005.

     The purchase price for the acquisition is subject to adjustment for certain title and environmental defects discovered between signing and closing. The Medicine Bow stockholders made customary representations, warranties and covenants in the agreement, including, among others, covenants to conduct business in the ordinary course consistent with past practice during the interim period between signing and closing. Consummation of the acquisition is subject to customary conditions, including the accuracy of the representations and warranties.

     This report contains only a summary of certain provisions of the stock purchase agreement. The summary does not purport to be a complete summary of the agreement and is qualified by reference to the agreement, which is filed as Exhibit 10.A to this report. The agreement contains representations, warranties and other provisions that are qualified by reference to disclosure schedules that have not been filed with the agreement. These representations and warranties were made to provide the parties thereto with specified rights and obligations and to allocate risk among them, and it should not be relied upon for business or operational information about any of the parties or their affiliates.

Item 7.01 Regulation FD Disclosure.

     On July 19, 2005, El Paso Corporation, our parent company is making a presentation to analysts and investors concerning our acquisition of Medicine Bow Energy Corporation. A copy of the slide presentation is attached as Exhibit 99.A and is being furnished under this item solely for the purpose of complying with Regulation FD.

Item 8.01 Other Information.

     On July 19, 2005, El Paso Corporation, our parent company announced the acquisition of Denver-based Medicine Bow Energy Corporation for $814 million in cash. A copy of our press release is attached as Exhibit 99.B.

Item 9.01. Financial Statements and Exhibits.

     (c) Exhibits.

Exhibit Number	Description

10.A	Stock Purchase Agreement dated July 18, 2005.

99.A	Slide Presentation dated July 19, 2005.

99.B	Press Release dated July 19, 2005.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

EL PASO PRODUCTION HOLDING COMPANY
By:	/s/ D. MARK LELAND
D. Mark Leland
Executive Vice President and Chief Financial Officer (Principal Financial Officer)

Dated: July 19, 2005

EXHIBIT INDEX

Exhibit Number	Description

10.A	Stock Purchase Agreement dated July 18, 2005.

99.A	Slide Presentation dated July 19, 2005.

99.B	Press Release dated July 19, 2005.